SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): June 30, 2003


                                  ASHLAND INC.
             (Exact name of registrant as specified in its charter)


                                    Kentucky
                 (State or other jurisdiction of incorporation)

                   1-2918                                 61-0122250
         (Commission File Number)                     (I.R.S. Employer
                                                     Identification No.)


         50 E. RiverCenter Boulevard, Covington, Kentucky    41012-0391
              (Address of principal executive offices)       (Zip Code)


         P.O. Box 391, Covington, Kentucky                   41012-0391
                  (Mailing Address)                          (Zip Code)


        Registrant's telephone number, including area code (859) 815-3333


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Item 5.  Other Events
------   ------------

     On June 30, 2003, Ashland Inc. ("Ashland") announced that it has signed a definitive agreement to sell the net assets of its Electronic Chemicals business and certain related subsidiaries to Air Products. The transaction is valued at approximately $300 million before tax, and Ashland's after-tax proceeds will be used primarily to reduce debt.

     The Electronic Chemicals business has annual sales revenues of approximately $200 million. Ashland expects the transaction to close within 60 days, with the gain on the sale being reflected in the September 2003 quarter. The results of the Electronic Chemicals business will be reclassified as discontinued operations in Ashland's June 2003 financial statements, with all prior periods restated. If Ashland had divested the Electronic Chemicals business at the beginning of its current fiscal year (October 1, 2002) and used the proceeds to repay short-term debt, Ashland's earnings for the first half of fiscal 2003 would have been reduced by 7 cents a share, assuming repayment of short-term debt at a before-tax cost of 1.75 percent.

     The transaction is discussed in more detail in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference in its entirety.


Item 7.  Financial Statements and Exhibits
------   ---------------------------------

(c)      Exhibits

         99.1      Press Release dated June 30, 2003


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                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     ASHLAND INC.
                                           --------------------------------
                                                     (Registrant)



    Date:  June 30, 2003                       /s/ David L. Hausrath
                                           --------------------------------
                                          Name:     David L. Hausrath
                                          Title:    Vice President and
                                                    General Counsel


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                               EXHIBIT INDEX
                               -------------

                   99.1 Press Release dated June 30, 2003



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